Exhibit 10.2

SECOND AMENDMENT TO
INVESTOR RIGHTS AGREEMENT

This SECOND AMENDMENT, dated as of July 18, 2018 (this “Second Amendment”), to the Investor Rights Agreement, dated as of September 11, 2017 (as it may be amended from time to time, the “Investor Rights Agreement”), is entered into between Oncobiologics, Inc., a Delaware corporation (the “Company”), and GMS Tenshi Holdings Pte. Limited, a Singapore private limited company (the “Investor” and, collectively with the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investor Rights Agreement.

WHEREAS, the Company and the Investor entered into the Investor Rights Agreement;

WHEREAS, Section 8.7 of the Investor Rights Agreement permits the Parties to amend the Investor Rights Agreement by an instrument in writing signed on behalf of the Company and the Investor;

WHEREAS, the Company and Investor entered into that certain Purchase Agreement, dated as of May 11, 2018 (the “2018 Purchase Agreement”), pursuant to which, subject to the terms and conditions contained therein, Investor purchased from the Company, and the Company issued to Investor, the Common Shares and the Warrants (each as defined therein);

WHEREAS, in connection therewith, the Company and the Investor entered into an Amendment to Investor Rights Agreement, dated as of May 11, 2018 (the “First Amendment") to amend the definition of Common Shares in the Investor Rights Agreement;

WHEREAS, the Company and Investor are entering into that certain Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), pursuant to which, subject to the terms and conditions contained therein, Investor will exchange the Exchanged Securities for the New Preferred of the Series A-1 Preferred (each as defined therein); and

WHEREAS, in connection therewith, the Company and the Investor desire to amend the Investor Rights Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.            Amendment of Definition of Common Shares in the Investor Rights Agreement. Notwithstanding the amended definition found in the First Amendment to the Investor Rights Agreement, the definition of “Common Shares” in Article VIII of the Investor Rights Agreement is hereby amended and restated as follows: “means the Preferred Shares, the Series A-1 Preferred (including the New Preferred, as each term is defined in the Exchange Agreement), and shares of Common Stock issuable upon conversion of the Preferred Shares, the Series A-1 Preferred (including the Conversion Shares, as such term is defined in the Exchange Agreement) and exercise of the Warrants, together with any shares of Common Stock (including, as each term is defined in the 2018 Purchase Agreement, the Common Shares, Warrants and Warrant Shares) otherwise held by the Shareholder, any Affiliate Shareholder and any Transferee Shareholder at any time following the date of this Agreement”.

2.            Representations and Warranties. Each of the Company and the Investor represents and warrants that (a) it has the corporate power and authority to execute and deliver this Amendment and (b) this Amendment constitutes the legal, valid and binding obligation of each of the above parties, enforceable against each such party in accordance with its terms, subject to the Enforceability Exceptions.

3.            No Other Modification. The Investor Rights Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

4.            Miscellaneous. Sections 8.5 (Interpretation; Headings), 8.6 (Severability), 8.7 (Entire Agreement; Amendments), 8.13 (Waiver), 8.8 (Assignment; No Third Party Beneficiaries), 8.10 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial) and 8.11 (Counterparts) of the Investor Rights Agreement are hereby incorporated into this Amendment mutatis mutandis as if set forth in full herein.

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IN WITNESS WHEREOF, the Company and the Investor have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorize.

Oncobiologics, Inc.

By:	/s/ Lawrence A. Kenyon
	Name:	Lawrence A. Kenyon
	Title:	Chief Financial Officer and Interim Chief Executive Officer

GMS Tenshi Holdings Pte. Limited

By:	/s/ Faisal G. Sukhtian
	Name:	Faisal G. Sukhtian
	Title:	Director

[Signature Page to Second Amendment to Investor Rights Agreement]